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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864,
No. 333-1620, No. 333-34693, No. 333-34695, No. 333- 46887, No. 333-75361, No.
333-56149, No. 333-30734, and No. 333-30736) and Form S-3 (No. 333-69227 of
DaVita Inc. (formerly Total Renal Care Holdings, Inc.) of our report dated March 22, 2000, except for the first paragraph of Note 10 as to which the date is July 14, 2000, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 22, 2000, except for the first paragraph of Note 10 as to which the date is July 14, 2000, relating to the Financial Statement Schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Seattle, Washington

March 26, 2001